CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                       SYCO COMICS AND DISTRIBUTION, INC.


     The undersigned corporation, in order to amend its Certificate of Incorporation, hereby certifies as follows:

     FIRST: The name of the corporation is: SYCO COMICS AND DISTRIBUTION, INC.

     SECOND: The corporation hereby amends its Certificate of Incorporation as follows:

     Paragraph FIRST of the Certificate of Incorporation, relating to the name of the corporation, is hereby amended to read as follows:

     "FIRST: The name of the Corporation is: SYCONET.COM, INC."

     THIRD: The amendment effected herein was authorized by the consent in writing, setting forth the action so taken, signed by the holders of at least a majority of the outstanding shares entitled to vote thereon; and due notice so taken has been given to those shareholders who have not consented in writing pursuant to Sections 222 and 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, I hereunto sign my name and affirm that the statements made herein are true under the penalties of perjury, this 17th day of February, 1999.


                                           /s/ Sy R. Picon
                                         -------------------------------
                                          Sy R. Picon, President